Bank of America(logo)
                                        100 North Tryon Street
                                        Charlotte, NC 28255

                                        Tel 704.386.5000

Pricing Supplement No. 0272 Dated April 30, 2001   Rule 424(b)(2)
(To Prospectus dated May 21, 1998 and              File number:  333-51367
Prospectus Supplement dated November 16, 1998)

Senior Medium-Term Notes, Series H


Principal Amount:                                 $ 400,000,000.00
Issue Price:                       100.000%       $ 400,000,000.00
Commission or Discount:              0.00%        $           0.00
Proceeds to Corporation:           100.00%        $ 400,000,000.00

Agent:                   Banc of America Securities LLC, as Agent
Co-Agents:               Bear Stearns & Co., as Agent
                         Salomon Smith Barney, as Agent

Original Issue Date:     May 3, 2001

Stated Maturity Date:    May 3, 2004

Cusip #:                 06050M-BG-1

Form:                    Book entry only

Interest Rate:           Floating

Daycount Convention:     Actual/360

Base rate:               LIBOR Telerate Page 3750

Index maturity:          90 days

Spread:                  + 25.0 bps

Initial Interest Rate:   4.59%

Interest Reset Period:   Quarterly, commencing on August 3, 2001

Interest Reset Dates:    February 3rd, May 3rd, August 3rd and
                         November 3rd, commencing on August 3, 2001

Interest Determination
  Date:                  Two London banking days preceding the Interest
                          Reset Date

Interest Payment Dates:  February 3rd, May 3rd, August 3rd and
                         November 3rd, commencing on August 3, 2001

May the Notes be redeemed by the corporation
     prior to maturity?                                     No

May the notes be repaid prior to maturity at
     the option of the holder?                              No

Discount Note?                                              No